For More Information:     Gary Geraci                    Sheri Seybold
                          Equity Performance Group       Big Sky Communications
                          617-723-2373                   925-556-9197
                          gary@equityperfgp.com          sheri@bigskypr.com


For Immediate Release:

           Onstream Media Provides Digital Media Services to the U.S.
                         Department of Veterans Affairs

POMPANO BEACH, FL - October 12, 2005 - Onstream Media Corporation (Nasdaq:
ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today that the U.S. Department of Veterans Affairs (VA) has contracted with Onstream Media for various services including subscribing to the Onstream Digital Media Services Platform (DMSP). As part of the services provided, Onstream Media managed the video production and encoding for a training course for hospitals in support of the National Disaster Medical System (NDMS). The NDMS is a section within the U.S. Department of Homeland Security, Federal Emergency Management Agency, Response Division, Operations Branch, and is responsible for supporting Federal agencies in the management and coordination of the Federal medical response to major emergencies and Federally declared disasters.

Onstream Media's digital platform will be used to store and stream the training course video and provide an on-demand Web-based delivery mechanism designed to reach approximately 1,800 NDMS hospitals located throughout the United States. The course was designed to provide crisis preparedness for the roles and responsibilities of NDMS participating hospitals. The webcast-based course includes seven video presentation modules that provide an overview of the NDMS, information regarding the operational process of NDMS hospital participation in the system during an NDMS activation, and discussion of some of the implications for NDMS hospitals taking part during a regional or national crisis.

Randy Selman, president and chief executive officer of Onstream Media, stated, "We are pleased to work with the VA on this important project. This project demonstrates how Onstream Media's production and DMSP services can be used to empower individuals with access to actionable information to make critical decisions. As importantly, the completion of this project creates a model that can be utilized to secure similar projects from other federal and state government agencies."

"Onstream Media quickly assessed the requirements, delivering services and a product that fully supported this project's diverse web-based communication requirements," said Peter Brewster of the VA.

About Onstream Media Corporation
Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online service provider of live and on-demand, rich media communications via the Onstream Digital Media Services Platform. Specializing in audio and video corporate communications, Onstream Media's pioneering ASP digital asset management technology provides the necessary tools for webcasting, webconferencing and content publishing services focused on increasing productivity and revenues for any organization in an affordable and highly secure environment. 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's webcasting services for investor relations announcements.

Onstream Media customers include: AOL, AAA, Disney, MGM, Deutsche Bank, Thomson Financial/CCBN and PR Newswire.

For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.

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Certain statements in this document and elsewhere by Onstream Media are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.


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